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                                                                    EXHIBIT 99.3

                            CHESAPEAKE CORPORATION

                               Offer to Exchange
            up to (Pounds)115,000,000 aggregate principal amount of
                  10-3/8% Senior Subordinated Notes due 2011
                                      for
                          a like principal amount of
                  10-3/8% Senior Subordinated Notes due 2011
          that have been registered under the Securities Act of 1933

               Pursuant to the Prospectus dated _________, 2002

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., LONDON,
ENGLAND, TIME, ON _________, 2002, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., LONDON, ENGLAND, TIME, ON THE EXPIRATION DATE.
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To Our Clients:

     Enclosed for your consideration is a Prospectus of Chesapeake Corporation (the "Issuer"), dated ______, 2002 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") up to (Pounds)115,000,000 aggregate principal amount of its 10-3/8% Senior Subordinated Notes due 2011 (the "Original Notes") for a like principal amount of its 10-3/8% Senior Subordinated Notes due 2011 that have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement referred to in the Prospectus.

     This material is being forwarded to you as the beneficial owner of the Original Notes held by us in your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., London, England, time, on _____, 2002 (the "Expiration Date"), unless extended by the Issuer. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., London, England, time on the Expiration Date.

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     Your attention is directed to the following:

     1.  The Exchange Offer is for any and all Original Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer - Conditions to the Exchange Offer."

     3. The Exchange Offer expires at 5:00 p.m., London, England, time, on the Expiration Date, unless extended by the Issuer.

     If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes.

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                       Instructions with Respect to the
                               Offer to Exchange
            up to (Pounds)115,000,000 aggregate principal amount of
                  10-3/8% Senior Subordinated Notes due 2011
                                      for
                          a like principal amount of
                  10-3/8% Senior Subordinated Notes due 2011
          that have been registered under the Securities Act of 1933 by
                            CHESAPEAKE CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Chesapeake Corporation with respect to the Original Notes.

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     This will instruct you to tender the principal amount of Original Notes indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1 [_]  Please tender my Original Notes held by you for my account. If I do not wish to tender all of the Original Notes held by you for my account, I have identified on a signed schedule attached hereto the principal amount of Original Notes that I do not wish tendered.

Box 2 [_]  Please do not tender any Original Notes held by you for my account.
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Date ____________, 2002      __________________________________________________

                             __________________________________________________
                                                 Signature(s)

                             __________________________________________________

                             __________________________________________________
                                          Please print name(s) here

                             __________________________________________________
                                          Area Code and Telephone No.

                             __________________________________________________
                             Taxpayer Identification No. or Social Security No.

     None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Original Notes.

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